Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 25, 2009, except for Note I as to which the date is July 29, 2009, with respect to the financial statements of Option Placement, Inc. for the period March 5, 2008 (inception) through December 31, 2008 included in Amendment No. 2 to the Registration Statement on Form 10 of Option Placement, Inc. as filed with the Securities and Exchange Commission on November 20, 2009.

/s/ Traci J. Anderson, CPA

Huntersville, NC  28078
November 20, 2009